Exhibit 5.1

[KUMMER KAEMPFER BONNER RENSHAW & FERRARIO LETTERHEAD]

March 20, 2006

Far East Energy Corporation

400 N. Sam Houston Parkway E., Suite 205

Houston, TX 77060

Ladies and Gentlemen:

We have acted as special Nevada counsel for Far East Energy Corporation, a Nevada corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof by the Company with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities with an indeterminate aggregate initial public offering price, in one or more foreign currencies, currency unit or units or composite currency or currencies as shall be designated by the Company: (i) unsecured debt securities of the Company, in one or more series (the “Debt Securities”), which may be issued under a senior indenture, a senior subordinated indenture, and a subordinated indenture, as applicable (collectively, the “Indentures” and each trustee designated therein, a “Trustee”), (ii) preferred stock of the Company, $0.001 par value per share (the “Preferred Stock”), in one or more series, (iii) common stock of the Company, $0.001 par value per share (the “Common Stock”), (iv) warrants (the “Warrants”) to purchase Debt Securities, Preferred Stock, Common Stock or other securities of the Company, which may be issued pursuant to one or more warrant agreements proposed to be entered into between the Company and a warrant agent or agents to be named, to be sold separately or with Debt Securities, Preferred Stock, Common Stock or other securities of the Company, (v) fractional shares of the Company’s Preferred Stock represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (the “Receipts”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) proposed to be entered into between the Company and a bank or trust company to be named (“Depositary”), (vi) stock purchase contracts of the Company (the “Stock Purchase Contracts”) obligating the holders to purchase from or sell to the Company, and the Company to sell to or purchase from the holders, Common Stock, Preferred Stock and/or Depositary Shares at a future date or dates, which may be issued under one or more purchase contract agreements proposed to be entered into by the Company and a purchase contract agent or agents to be named, (vii) units of securities of the Company (the “Units”) consisting of one or more Stock Purchase Contracts, Warrants, Debt Securities, debt obligations of third parties, including United States treasury obligations, Common Stock, Preferred Stock, Depositary Shares, or any combination thereof, and (viii) such indeterminate amount of Debt Securities and number of shares of Preferred Stock, Common Stock and Depositary Shares as may be issued upon conversion, exchange or exercise of any Debt

Far East Energy Corporation

March 20, 2006

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Securities, Preferred Stock, Depositary Shares or Warrants, including Preferred Stock, or Depositary Shares as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the “Indeterminate Securities”). The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Stock Purchase Contracts, the Units, and the Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

In connection with this opinion letter, we have examined and relied upon copies of the following documents, together with such other documents as we deemed necessary or advisable to render the opinions herein expressed:

i. The articles of incorporation and bylaws of the Company as are currently in effect (the “Charter Documents”).

ii. A certificate of the Company as to certain factual matters, including adoption of certain resolutions of the board of directors.

As to certain matters expressed herein, we have relied upon and assumed the accuracy and completion of certificates and reports of various state authorities and public officials and of the Company.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity, (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded, (vii) a prospectus supplement will have been prepared and timely filed with the SEC describing the Offered Securities, (viii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (ix) the Indentures, together with any supplemental indenture relating to a series of Debt Securities to be issued under any of the Indentures, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us, (x) with respect to Debt Securities, the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on a Form T-1 has been or will be filed with the SEC with respect to such trustee, (xi) if in an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will be duly authorized and validly executed and delivered by the Company and the other parties thereto, (xii) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security will be duly authorized, created

Far East Energy Corporation

March 20, 2006

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and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (xiii) with respect to Common Stock or Preferred Stock offered (including upon exercise, conversion or exchange of any Debt Securities, Warrants, Stock Purchase Contracts or Units and upon deposit thereof in connection with an offering of Depositary Shares), there will be sufficient Common Stock or Preferred Stock authorized under the Company’s Charter Documents and not otherwise reserved for issuance, and (xiv) the Company is and will remain duly organized, validly existing, and in good standing under Nevada law.

We have also assumed that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the State of Nevada) in connection with the transactions contemplated by, and the performance of its obligations with respect to, the issuance of the Offered Securities. We have also assumed that the Offered Securities and each of the Indentures will be executed and delivered in accordance with all applicable laws. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of their respective obligations under, the Indentures, the Offered Securities, any Deposit Agreement, any warrant agreement, any purchase contract agreement and any unit agreement will not, violate, conflict with or constitute a default under (i) the Charter Documents of the Company, or any agreement or other instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that (i) prior to the issuance of any Offered Securities, each of the Indentures, any Deposit Agreement, any warrant agreement, any purchase contract agreement and any unit agreement, as applicable, and each certificate or other executed document or instrument evidencing Offered Securities, will be duly authorized, executed and delivered by the Company under Nevada law, (ii) the execution and delivery by the Company of each of the Indentures, any Deposit Agreement, any warrant agreement, any warrant, any purchase contract agreement, any unit agreement and each other certificate, receipt, or executed document evidencing or relating to the Offered Securities and the performance by the Company of its obligations thereunder will not violate or conflict with any laws of the State of Nevada or any other applicable laws, shall be in compliance with any applicable requirements of applicable law, and all such Indentures, warrants, and agreements will be legal, valid and binding obligations of the Company and all other parties thereto, enforceable in accordance with their respective terms, (iii) the Company will have otherwise complied with all aspects of the laws of the State of Nevada in connection with the issuance of the Offered Securities as contemplated by the Registration Statement including without limitation the due adoption by the board of directors of resolutions authorizing the issuance in compliance with the requirements of Nevada law, and (iv) the Company will have complied with all preemptive or any other rights of stockholders or other persons which are triggered by the issuance or proposed issuance of any Offered Securities.

Far East Energy Corporation

March 20, 2006

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Based on the foregoing, we are of the opinion that:

1. With respect to any shares of Common Stock to be offered for sale by the Company pursuant to the Registration Statement including upon exercise, conversion or exchange of any Debt Securities, Warrants, Stock Purchase Contracts or Units (the “Offered Common Stock”), when (i) the Offered Common Stock has been offered and sold in accordance with the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (ii) the Offered Common Stock has been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor which has been authorized by the board of directors and in compliance with Nevada law, the Offered Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to any shares of Preferred Stock to be offered for sale by the Company pursuant to the Registration Statement including upon exercise, conversion or exchange of any Debt Securities, Warrants, Stock Purchase Contracts or Units (the “Offered Preferred Stock”), when (i) the voting powers, designations, preferences, limitations, restrictions and relative rights have been established by a resolution duly adopted by the board of directors, the resolution is set forth in a certificate of designation which states the number of shares for each designation, and the certificate of designation has been duly authorized and executed by an officer of the Company and filed with the Secretary of State of the State of Nevada, (ii) the Offered Preferred Stock has been offered and sold in accordance with the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and (iii) the Offered Preferred Stock has been duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor which has been authorized by the board of directors and in compliance with Nevada law, the Offered Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to any Depositary Shares to be offered for sale by the Company pursuant to the Registration Statement (the “Offered Depositary Shares”), when (i) the applicable Deposit Agreement has been duly authorized, executed and delivered by the Company and depositary party thereto, (ii) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement relating to such Offered Depositary Shares, (iii) the Offered Depositary Shares have been offered and sold in accordance with the applicable Deposit Agreement, the Registration Statement, including the prospectus supplement related thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, (iv) the Preferred Stock relating to such Offered Depositary Shares have been duly issued and deposited with the depositary upon payment of the agreed-upon consideration therefor which has been authorized by the board of directors and in compliance with Nevada law, (v) the Receipts evidencing such Offered Depositary Shares are duly issued against the deposit of such Preferred Stock in accordance with the Deposit Agreement, and (vi) the Offered Depositary Shares have been duly executed and countersigned in accordance with the provisions of the applicable Deposit Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Depositary Shares will be validly issued, fully paid and nonassessable.

Far East Energy Corporation

March 20, 2006

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The foregoing opinions are qualified to the extent that the enforceability of any agreement, Indenture, document, instrument or Offered Security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

To the extent that the opinion in paragraph number 3 above may be dependent upon such matters, we assume for purposes of this opinion that each Depositary will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each Depositary will be duly qualified to engage in the activities contemplated by the applicable Deposit Agreement, Depositary Shares and Receipts; that each Depositary Agreement will be duly authorized, executed and delivered by the applicable Depositary and will constitute the legally valid and binding obligation of such Depositary, enforceable against such Depositary in accordance with its terms; that each Depositary will be in compliance, generally and with respect to acting as a depositary under the applicable Deposit Agreement and with respect to the applicable Depositary Shares and Receipts, with all applicable laws and regulations; and that each Depositary has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the applicable Deposit Agreement and the applicable Depositary Shares and Receipts.

We are admitted to the Bar of the State of Nevada, and in rendering our opinions hereinafter stated, we have relied on the applicable laws of the State of Nevada, as those laws presently exist and as they have been applied and interpreted by courts having jurisdiction within the Sate of Nevada. We are not members of the Bar of any state other than the State of Nevada, and, therefore, except for the laws of the State of Nevada, we express no opinion as to the laws of any other state, federal laws of the United States of America, or other jurisdiction.

This opinion letter speaks as of its date. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist. We disclaim any express or implied undertaking or obligation to advise of any subsequent change of law or fact (even though the change may affect the legal analysis or a legal conclusion in this opinion letter). This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the opinions expressly stated herein. We consent to the filing of this opinion letter as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement.

Far East Energy Corporation

March 20, 2006

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Sincerely,

KUMMER KAEMPFER BONNER RENSHAW & FERRARIO

/s/ Kummer Kaempfer Bonner Renshaw & Ferrario

cc: Baker & McKenzie LLP